UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2009

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

  55 Hannah Way, Rossville, Georgia                                                                                         30741
  (Address of principal executive offices)                                                                                                                                                    (zip code)

Registrant’s telephone number, including area code:  (706) 861-3347

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 14, 2009, American Consumers, Inc. (the “Company” or “ACI”) and Gateway Bank and Trust Company (the “Lender”) entered into a letter agreement, pursuant to which the Lender agreed to irrevocably waive any default or event of default, as well as any right to cease making loan advances or disbursing loan proceeds under any of the Company’s credit arrangements with the Lender, arising from or in connection with the death on November 20, 2009 of Michael A. Richardson, the Company’s former Chairman of the Board, President and Chief Executive Officer, who also was a personal guarantor on all of the Company’s credit arrangements with the Lender.  The foregoing description of the letter agreement is qualified by reference to the full text of the document, which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.55	Letter Agreement, dated as of December 14, 2009, between the Company and Gateway Bank and Trust Company, Concerning Waiver of any Default Resulting from Death of Guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CONSUMERS, INC.

Date: December 16, 2009	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Executive Officer